Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Hancock Horizon Burkenroad Small Cap Fund and Hancock Horizon Microcap Fund’s Annual Report on Form N-CSR for the periods ended December 31, 2020. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

Philadelphia, Pennsylvania

June 9, 2021